                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 33-60203 and 33-60203-01, respectively, of Time Warner Inc. and Time Warner Financing Trust on Form S-3 of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated May 31, 1995, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
Houston, Texas
July 19, 1995